UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2012

Augme Technologies, Inc.

(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

350 7th Avenue, 2nd Floor

New York, NY 10001

(Address of Principal Executive Offices)

(855)423-5433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On September 18, 2012, Augme Technologies, Inc. (the “Company”) consummated the sale and issuance to an accredited investor of a secured promissory note in the aggregate principal amount of $250,000 (the “Notes”) and a corresponding warrant to purchase 62,500 shares of common stock of the Company (the “Warrants”).  The Warrant has a term of five years and an exercise price of $0.90 per share, and includes a cashless exercise provision.

The Company issued the Note and Warrant pursuant to the Note and Warrant Purchase Agreement attached as an exhibit to this Current Report.  The Note is secured by substantially all of the Company’s assets, other than its intellectual property, pursuant to the Security Agreement attached as an exhibit to this Current Report.  Jay Joliat is the accredited investor who purchased the Note and Warrant and who is the secured party under the Security Agreement.

The Note bears interest at the rate of 12% per year.  Accrued and unpaid interest is to be paid on a quarterly basis.  At the option of the Company, the quarterly interest payment may be made in cash or in registered shares of the Company’s common stock equal to the amount of interest owed multiplied by the number that is equal to 90% of the volume weighted average price immediately prior to the interest payment due date.  The first interest payment due date is due on the last date of the first fiscal quarter following the issue date of the Note and Warrant (the “Issue Date”).

The entire outstanding principal balance and all unpaid accrued interest of the Note are due to be paid on the earlier of (i) the one year anniversary of the Issue Date, (ii) the closing of a financing transaction pursuant to which the Company receives at least $10 million in gross proceeds, (iii) an event of default, as defined in the Note, or (iv) upon a Change of Control, as defined in the Note.  In the event of a default, the interest rate will increase to 15% and interest must be paid in cash unless the event of default is cured, waived or otherwise ceases to exist.

The foregoing discussion of the Note and Warrant Purchase Agreement, the Note, the Security Agreement and the Warrant is qualified in its entirety by those documents, which are attached as exhibits to this Current Report.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated in this Item 2.03 in its entirety.

Item 3.02                                             Unregistered Sales of Equity Securities

The information about the Warrant included in Item 1.01 is incorporated in this Item 3.02.  The Company issued the Warrant in reliance on the exemption from registration provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended, inasmuch as the issuance was to an accredited investor without any form of general solicitation or general advertising.

Item 9.01                                             Financial Statements and Exhibits

(d)                 Exhibits

Exhibit No.	Description

10.1	Note and Warrant Purchase Agreement
10.2	Promissory Note
10.3	Warrant
10.4	Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc. (Registrant)

Date: September 24, 2012	By:	/s/Thomas J. Virgin
Thomas J. Virgin Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Note and Warrant Purchase Agreement
10.2	Promissory Note
10.3	Warrant
10.4	Security Agreement